Exhibit 10.7

SUBLEASE AGREEMENT

This Sublease Agreement (“Sublease”), dated as of the 29th day of June, 2021 (the “Effective Date”), is entered into between Assure Fertility Partners of Atlanta II, LLC, a Delaware limited liability company, having a principal business address at 6750 West Loop South, Ste 395, Bellaire, TX 77401 (“Sublandlord”) and Bloom INVO, LLC, a Delaware limited liability company, having an address at 6 Concourse Pkwy, Suite 250, Atlanta, GA 30328 (“Subtenant” and, together with Sublandlord, collectively referred herein as the “Parties” or individually as a “Party”).

RECITALS

WHEREAS, Sublandlord is the Subtenant under that certain Office Lease Agreement dated February 28, 2017 (“Primary Lease”) with REJV CONCOURSE ATLANTA, LLC (“Landlord”); and

WHEREAS, pursuant to the Primary Lease, Landlord leased those certain premises consisting of approximately 9,968 square feet located on a portion of the second floor designated as Suite 250 (the “Demised Premises”) more particularly described in the Primary Lease and located in the building having a street address of 6 Concourse Pkwy, Atlanta, GA 30328 (“Building”); and

WHEREAS, Sublandlord desires to Sublease a portion of the Demised Premises to Subtenant, and Subtenant desires to Sublease a portion of Demised Premises from Sublandlord, in accordance with the terms and conditions of this Sublease.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Demise.

Sublandlord hereby Subleases to Subtenant, and Subtenant hereby Subleases from Sublandlord, the premises (“Subleased Premises”) shown on Exhibit A attached to and made a part of this Sublease, located on a portion of the second floor in the Building and comprising a portion of the Demised Premises containing Six Thousand Eighty (6,080) square feet.

2. Term.

(a) The term of this Sublease (“Term”) shall commence on the earlier of : (i) August 1, 2021; and (ii) the date on which Subtenant obtains a certificate of occupancy (“Sublease Commencement Date”), and shall expire at midnight on October 31, 2027 (“Sublease Expiration Date”), unless sooner terminated or cancelled in accordance with the terms and conditions of this Sublease. Subtenant shall have the right to relocate items into the Subleased Premises fifteen (15) days prior to the Sublease Commencement Date.

(b) Subtenant shall be entitled to exercise the option to extend set forth in Section 1 of Exhibit H of the Primary Lease as set forth in Landlord’s consent.

3. Permitted Use.

Subtenant shall use and occupy the Subleased Premises solely in accordance with, and as permitted under, the terms of the Primary Lease and for no other purpose.

4. Payment of Base Rent.

(a) Throughout the Term of this Sublease, Subtenant shall pay to Sublandlord fixed base rent (“Base Rent”) at the rate of: (i) Eighty Thousand Twelve Dollar and 80/100 ($80,012.80) per annum from the Sublease Commencement Date to July 30, 2022; and (ii) and each anniversary thereof until the expiration of the Sublease will increase by two percent (2%) with respect to the prior year’s Base Rent, payable in equal monthly installments as more particularly set forth in Section 4(d). Subtenant shall pay to Sublandlord the first monthly installment of Base Rent at the time of execution and delivery of this Sublease by Subtenant to Sublandlord and shall pay all other monthly installments of Base Rent no less than five (5) days prior to the date same is due under the Primary Lease. Notwithstanding anything to the contrary contained herein, so long as there is no default under this Sublease, Subtenant has paid on a timely basis all Base Rent and is occupying the entire Premises subject to the Sublease, monthly Base Rent shall abate for the first four (4) full calendar months after the Commencement Date (the “Rent Abatement Period”). The total amount of monthly Base Rent abated during the Rent Abatement Period shall be referred to herein as the “Abated Rent.”

(b) All Base Rent shall be due and payable without demand therefor and without any deduction, offset, abatement, counterclaim, or defense except as otherwise set forth herein. The monthly installments of Base Rent payable on account of any partial calendar month during the Term of this Sublease, if any, shall be prorated.

(c) Sublandlord and Subtenant acknowledge and agree that this is intended to be a full service Sublease. Subtenant shall not be responsible for any portion of Tenant’s Proportionate Share of Operating Charges or Real Estate Taxes or additional rent throughout the Term.

(d) Rental Schedule: Base Rent for the Term shall be the following amounts for the following periods of time (calculated on the basis of a starting rental rate at $19.74 with annual two (2%) percent increases):

DATES			TERM	MONTHLY RENT	ANNUAL RENT
Time period		# Months	Rate / RSF	Rent/ Month	Per Diem	Total Rent
08/01/21	11/30/21	4.00	$19.74	$10,001.60		$0.00
12/01/21	07/30/22	8.00	$19.74	$10,001.60		$80,012.80
08/01/22	07/30/23	12.00	$20.13	$10,201.63		$122,419.58
08/01/23	07/30/24	12.00	$20.54	$10,405.66		$124,867.98
08/01/24	07/30/25	12.00	$20.95	$10,613.78		$127,365.34
08/01/25	07/30/26	12.00	$21.37	$10,826.05		$129,912.64
08/01/26	07/30/27	12.00	$21.79	$11,042.57		$132,510.89
08/01/27	10/31/27	3.00	$22.23	$11,263.43		$33,790.28

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Security Deposit.

Simultaneously with the execution and delivery of this Sublease, Subtenant shall deposit with Sublandlord a security deposit (“Security Deposit”) in the amount of Ten Thousand and One and 60/100 Dollars ($10,001.60) as security for the full and faithful performance by Subtenant of Subtenant’s obligations hereunder. The Security Deposit may be in the form of cash or a clean, stand-by, irrevocable letter of credit, in form and substance and issued by and drawn on a bank satisfactory to Sublandlord.

5. Furniture, Fixtures and Equipment. Effective as of the Sublease Commencement Date, Sublandlord shall leave certain existing furniture fixtures and equipment more particularly described on Exhibit C attached hereto (the “FF&E”) in the Subleased Premises. Subtenant acknowledges that all such FF&E is being made available to Subtenant in their “as is” condition and that Sublandlord makes no representation or warranty (express or implied) about the condition of such FF&E. In addition, Any millwork that is removed from the remaining portion of the Demised Premises (outside of the Subleased Premises) may be re-used by Subtenant if such millwork is not required by the adjacent subtenant.

6. Generator. Sublandlord will deliver to Subtenant (i) an inspection report (the “Generator Inspection Report”) from a certified engineer regarding the condition of the generator more particularly described on Exhibit E (the “Generator”), and (ii) all maintenance records related to the Generator on or before the Effective Date. Sublandlord will transfer to Subtenant the Generator and Sublandlord will execute and deliver to Subtenant a Bill of Sale to Subtenant in the form attached hereto as Exhibit E attached hereto, in consideration of Subtenant’s payment to Sublandlord of the sum of Fifty Thousand and No/100 Dollars ($50,000.00). If the Generator Inspection Report or maintenance reports reveal any necessary repairs or replacements to the Generator are required in order to bring the Generator to a condition of good working order and repair, Subtenant shall have the right to offset such repair or replacement costs from the next succeeding payment or payments of Base Rent due and owing under this Sublease.

7. HVAC System; Equipment. Sublandlord hereby represents and warrant to Subtenant that the HVAC system for the lab and the equipment located in the mechanical room (collectively, the HVAC/Equipment”) are in good working order and repair. Sublandlord will deliver to Subtenant (i) an inspection report regarding the condition of such HVAC system and equipment (the “HVAC/Equipment Report”), and (ii) copies of all maintenance reports with respect to the HVAC/Equipment. If the HVAC/Equipment Report or maintenance reports reflect that any necessary repairs or replacements are required in order to bring the HVAC/Equipment to a condition of good working order and repair, Subtenant shall have the right to offset such repair or replacement costs from the next succeeding payment or payments of Base Rent due and owing under this Sublease

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8. Parking. Subtenant shall have the right to use the parking spaces in accordance with and subject to all the terms and conditions of Section 1.17 and Section 23.1 of the Primary Lease.

9. Signage. Sublandlord agrees to remove Sublandlord’s signage and install Subtenant’s signage at the following locations: (a) the exterior glass at the entry of the Demised Premises, and (b) at the entrance of the suite.

10. Incorporation of Primary Lease by Reference.

The terms, covenants, and conditions of the Primary Lease are incorporated herein by reference, except to the extent they are expressly deleted or modified by the provisions of this Sublease. Every term, covenant, and condition of the Primary Lease binding on or inuring to the benefit of Landlord shall, in respect of this Sublease, be binding on or inure to the benefit of Sublandlord and every term, covenant, and condition of the Primary Lease binding on or inuring to the benefit of Sublandlord shall, in respect of this Sublease, be binding on and inure to the benefit of Subtenant. Whenever the term “Lessor” appears in the Primary Lease, the word “Sublandlord” shall be substituted therefore; whenever the term “Lessee” appears in the Primary Lease, the word “Subtenant” shall be substituted therefore; and whenever the word “Premises” appears in the Primary Lease, the word “Subleased Premises” shall be substituted therefore. If any of the express provisions of this Sublease shall expressly conflict with any of the Incorporated Provisions, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease.

Subtenant shall be entitled to receive all of the services and facilities to the extent received by or made available to Sublandlord from Landlord with respect to the Subleased Premises pursuant to and in accordance with the Primary Lease (including, without limitation, heating, air-conditioning, ventilation, cleaning, water, electricity, elevator or other utility service), repairs, restorations, alterations, replacements and similar obligations of the Landlord under the Primary Lease with respect to the Subleased Premises (collectively sometimes referred to herein as the “Landlord’s Obligations”). In the event Subtenant needs supplemental services from the Landlord, Subtenant shall have the right to make such requests for such supplemental services directly from Landlord and further agrees to pay directly to Landlord (if so requested by Landlord), when due, any and all charges for any such supplemental services which are charged by Landlord relating to the Subleased Premises pursuant to the terms of the Primary Lease. Subtenant hereby acknowledges and agrees that Subtenant shall look solely to Landlord for the performance of all of Landlord’s Obligations under the Primary Lease and that Sublandlord shall not be obligated to provide any services to Subtenant or otherwise perform any obligations in connection with this Sublease, except as otherwise expressly set forth herein. In implementation of the foregoing, Subtenant shall reimburse Sublandlord for any costs of such services requested by Subtenant to the extent Landlord charges Sublandlord therefor, and Sublandlord shall have no right to charge Subtenant a mark-up or other fee with respect thereto. In the event that Landlord is unwilling to deal directly with Subtenant with regard to any supplemental services, Sublandlord shall agree to discuss with Landlord, on behalf of Subtenant, any material concerns or issues raised by Subtenant in good faith regarding supplemental services and invoices in respect thereof. Subtenant shall pay for all supplemental services at the rates set forth in the Primary Lease or as billed by the Landlord to Sublandlord, as applicable, and Sublandlord shall have no right to charge Subtenant a mark-up or other fee with respect thereto.

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If Landlord defaults in the performance of any of its Landlord’s Obligations under the Primary Lease and such default has an adverse effect on Subtenant’s use and occupancy of the Subleased Premises (an “Interruption”) then upon Subtenant’s written request, Sublandlord shall make commercially reasonable efforts to enforce the applicable provisions of the Lease for Subtenant’s benefit in an attempt to cause Landlord to cure such default. Notwithstanding the foregoing, if an Interruption has occurred and an action with respect to such Interruption against Landlord by Subtenant in Subtenant’s own name is barred by reason of lack of privity, non-assignability or otherwise, then upon Subtenant’s written request, Sublandlord shall execute all documents reasonably required to allow Subtenant to bring such action in Sublandlord’s name, provided the same is without cost and expense to, or recourse against, Sublandlord. To the extent that Sublandlord is entitled to any abatement of rent or additional rent payable by Sublandlord under the Primary Lease as a result of any fire, other casualty, condemnation, or the exercise of the right of eminent domain, in each case affecting the Subleased Premises, or as a result of any other cause affecting the Subleased Premises, and Sublandlord actually receives any such abatement then, in such event, Subtenant shall be entitled to a corresponding proportionate abatement of the Base Rent payable hereunder (taking into account the square footage involved and the difference in rental rates payable by Sublandlord and Subtenant).

11. Subordination to Primary Lease.

This Sublease is subject and subordinate to the Primary Lease. A copy of the Primary Lease is attached hereto as Exhibit B and made a part of this Sublease.

12. Representations of Sublandlord.

Sublandlord represents and warrants the following is true and correct as of the date hereof:

(a) Sublandlord is the Tenant under the Primary Lease and has the capacity to enter into this Sublease with Subtenant, subject to Landlord’s consent.

(b) The Primary Lease attached hereto as Exhibit B is a true, correct, and complete copy of the Primary Lease, is in full force and effect, and has not been further modified, amended, or supplemented except as expressly set out herein.

Sublandlord has not received any notice, and has no actual knowledge, of any default by Sublandlord under the Primary Lease.

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13. Sublandlord’s Obligations. Sublandlord covenants and agrees that all obligations of Sublandlord under the Primary Lease shall be done or performed by Sublandlord with respect to the Demised Premises (excluding the Sublease Premises); provided, however, Sublandlord shall not exercise any right to terminate or any other right under the Primary Lease that would impair any of its rights under the terms and provisions of this Sublease except as expressly provided by this Sublease. Except as otherwise provided by this Sublease, and Sublandlord’s rights under the Primary Lease shall run to Subtenant. Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs to be provided by Landlord to Sublandlord under the Primary Lease. Subtenant shall use reasonable efforts to look to Landlord for all such services, including without limitation, Landlord’s obligations to repair and maintain the structural components of the Building, the Building systems and the common areas.

14. Condition of Subleased Premises.

(a) Except as otherwise expressly set forth herein, Subtenant accepts the Subleased Premises in its current, “as-is” condition. Sublandlord shall have no obligation to furnish or supply any work, services, furniture, fixtures, equipment, or decorations, except Sublandlord shall deliver the Subleased Premises in broom clean condition with the FF&E described above. On or before the Sublease Expiration Date or earlier termination or expiration of this Sublease, Subtenant shall leave the Subleased Premises in broom clean condition.

(b) Subtenant may perform improvements to the Subleased Premises and Sublandlord shall pay to Subtenant the sum of Twelve Thousand Five Hundred and 00/100 Dollars ($12,500.00) (the “Demised Premises Reimbursement”) as a contribution toward the cost of leasehold improvements to the Subleased Premises including (i) reworking the entrance to the suite, and (ii) reworking the shared waiting room, (iii) architect fees; (iv) construction of a demising wall for the waiting room, (v) painting, (vi) construction and/or installation of a check-in/out area; (vii) revisions to the pre-op-post op area and (viii) adding millwork and plumbing to the exam room (the “Tenant Reimbursement”). Landlord will pay the Demised Premises Reimbursement within ten (10) days after Tenant’s written request therefor.

15. Performance by Sublandlord.

Notwithstanding any other provision of this Sublease, Sublandlord shall have no obligation: (a) to furnish or provide, or cause to be furnished or provided, any repairs, restoration, alterations, or other work, or electricity, heating, ventilation, air-conditioning, water, elevator, cleaning, or other utilities or services; or (b) to comply with or perform or, except as expressly provided in this Sublease, to cause the compliance with or performance of, any of the terms and conditions required to be performed Landlord under the terms of the Primary Lease. Subtenant hereby agrees that Landlord is solely responsible for the performance of the foregoing obligations. Notwithstanding the foregoing, on the written request of Subtenant, Sublandlord shall make a written demand on Landlord to perform its obligations under the Primary Lease with respect to the Subleased Premises if Landlord fails to perform same within the time frame and in the manner required under the Primary Lease; provided, however, Subtenant shall not be required to bring any action against the Landlord to enforce its obligations. If Sublandlord makes written demand on Landlord or brings an action against Landlord to enforce Landlord’s obligations under the Primary Lease with respect to the Subleased Premises, all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) so incurred by Sublandlord in connection therewith shall be deemed additional rent and shall be due and payable by Subtenant to Sublandlord within ten (10) days after notice from Sublandlord.

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16. No Privity of Estate; No Privity of Contract.

Nothing in this Sublease shall be construed to create privity of estate or privity of contract between Subtenant and Landlord.

17. No Breach of Primary Lease.

Subtenant shall not do or permit to be done any act or thing, or omit to do anything, which may constitute a breach or violation of any term, covenant, or condition of the Primary Lease, notwithstanding such act, thing, or omission is permitted under the terms of this Sublease.

18. Subtenant Defaults.

(a) If Subtenant fails to cure a default under this Sublease within any applicable grace or cure period contained in the Primary Lease (as such applicable grace or cure period is modified herein), Sublandlord, after ten (10) days’ notice to Subtenant, shall have the right, but not the obligation, to seek to remedy any such default on the behalf of, and at the expense of, Subtenant, provided, however, that in the case of: (i) a life safety or property related emergency; or (ii) a default which must be cured within a time frame set out in the Primary Lease which does not allow sufficient time for prior notice to be given to Subtenant, Sublandlord may remedy any such default without being required first to give notice to Subtenant. Any reasonable cost and expense (including, without limitation, reasonable attorneys’ fees and expenses) so incurred by Sublandlord shall be deemed additional rent and shall be due and payable by Subtenant to Sublandlord within ten (10) days after notice from Sublandlord.

(b) If Subtenant fails to pay any installment of Base Rent within ten (10) days from the due date of such payment, in addition to the payment of the late charge set out immediately above, Subtenant shall also pay to Sublandlord, as additional rent, interest at the Default Rate (hereinafter defined) from the due date of such payment to the date payment is made. “Default Rate” shall mean a rate per annum equal to the lesser of: (i) Eighteen percent (18%) in excess of the prime rate published by the Wall Street Journal on the due date of such Base Rent; and (ii) the highest rate of interest permitted by applicable laws.

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19. Termination of the Lease.. Sublandlord expressly agrees not to voluntarily surrender or terminate the term of the Primary Lease pursuant to the terms and provisions of the Primary Lease without Subtenant’s written consent, which Subtenant may withhold in its sole and absolute discretion. If for any reason the term of the Primary Lease shall terminate prior to the Sublease Expiration Date, then this Sublease shall automatically be terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless said termination of the Primary Lease shall have been caused by either by: (i) the default of Sublandlord under this Sublease or the Primary Lease, or (ii) the voluntary termination of the Primary Lease without the prior consent of Subtenant, in which event Sublandlord’s liability shall not be discharged on account of such termination of the Primary Lease and/or this Sublease.

20. Alterations and Improvements. Except as set forth below, Subtenant shall make no alterations or changes (collectively, “Alterations”) to the Subleased Premises or any other portion of the Building of any kind or nature without Sublandlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. It is agreed that it will be reasonable for Sublandlord to withhold its consent to any Alterations if Subtenant has not obtained Landlord’s consent to such Alterations (to the extent that Landlord’s consent to such Alterations is required pursuant to terms of the Lease). Notwithstanding the foregoing, Sublandlord’s consent shall not be required with respect to those interior decorating alterations which are permitted to be performed pursuant to the terms of Lease without the prior consent of Landlord. Subtenant and Sublandlord agree that all of the terms and conditions of Article VII of the Primary Lease shall be applied mutatis mutandis; provided, however, the word “Landlord” in the Lease shall be construed to mean Sublandlord and/or Landlord, as the context requires, and the word “Tenant” shall be construed to mean Subtenant. Notwithstanding anything to the contrary, Sublandlord shall not charge Subtenant any construction and/or supervisory fee in connection with any Alterations to be performed by or on behalf of Subtenant.

21. Consents.

Whenever the consent or approval of Sublandlord is required, Subtenant shall also be obligated to obtain the written consent or approval of Landlord, if required under the terms of the Primary Lease. Sublandlord shall promptly make such consent request on behalf of Subtenant and Subtenant shall promptly provide any information or documentation that Prime Sublandlord may request. Subtenant shall reimburse Sublandlord, not later than ten (10) days after written demand by Sublandlord, for any fees and disbursements of attorneys, architects, engineers, or others charged by Landlord in connection with any consent or approval. Sublandlord shall have no liability of any kind to Subtenant for Landlord’s failure to give its consent or approval.

22. Landlord Consent to Sublease.

This Sublease is expressly conditioned on obtaining the written consent of Landlord and the written consent of any mortgagee, ground lessor, or other third party required under the Primary Lease (collectively, “ Landlord Consent”).

(a) Any fees and expenses incurred by the Landlord or any mortgagee, ground lessor, or other third party in connection with requesting and obtaining the Landlord Consent shall be paid by Sublandlord and shall thereafter be reimbursed by Subtenant to Sublandlord not later than ten (10) days after written demand by Sublandlord. Subtenant agrees to cooperate with Landlord and supply all information and documentation requested by Landlord within ten (10) days of its request therefor. Sublandlord shall not be required to perform any acts, expend any funds, or bring any legal proceedings to obtain the Landlord Consent and Subtenant shall have no right to any claim against Sublandlord if the Landlord Consent is not obtained.

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(b) If the Landlord Consent is not obtained within sixty (60) days from the date of this Sublease, either party may terminate this Sublease on written notice to the other, whereupon Sublandlord shall promptly refund to Subtenant the first month’s Base Rent and the Security Deposit paid to Sublandlord, and neither party shall have any further obligation to the other under this Sublease, except to the extent that the provisions of this Sublease expressly survive the termination of this Sublease.

(c) This Section 23 shall survive the expiration or earlier termination of this Sublease.

23. Assignment or Subletting.

Subtenant shall not sublet all or any portion of the Subleased Premises or assign, encumber, mortgage, pledge, or otherwise transfer this Sublease (by operation of law or otherwise) or any interest therein, without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed, or Landlord. Notwithstanding anything to the contrary contained herein, Subtenant may, without Sublandlord’s consent, (a) assign this Sublease or sublease the Subleased Premises to any entity (i) controlling Subtenant, controlled by Subtenant or under common control with Subtenant or to any entity resulting from the merger or consolidation with Subtenant, or to any person or entity which acquires all (or substantially all) of the assets of Subtenant, or to any successor of Subtenant by reason of public offering, reorganization, dissolution, or sale of stock, membership or partnership interests or assets; or (ii) that will use the Subleased Premises for the same use as Subtenant subject to the terms of the Primary Lease, and Subtenant shall be released from its obligations under this Sublease from and after the date of such transfer provided that such transferee assumes all of Subtenant’s obligations under the Sublease in a form reasonably satisfactory to Sublandlord and Landlord; and/or (b) sublease a portion of the Subleased Premises to Cryobiology, Inc. for storage purposes.

24. Indemnity.

(a) Subtenant’s Indemnification. Subtenant shall indemnify and hold harmless Sublandlord from any claims, liabilities, and damages that Sublandlord may sustain resulting from a breach by Subtenant of this Sublease. Notwithstanding the foregoing or anything to the contrary in this Sublease, in no event shall Subtenant be liable to Sublandlord hereunder for, or be obligated to indemnify Sublandlord against (x) any consequential, punitive or indirect damages or (y) any damages, claims, actions, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) to the extent caused by Sublandlord’s gross negligence, willful misconduct or fraud.

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(b) Sublandlord’s Indemnification. Sublandlord hereby agrees to indemnify and hold Subtenant harmless from and against any and all damages, claims, actions, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) to the extent resulting from (i) a default by Sublandlord under this Sublease, (ii) any gross negligence or willful misconduct of Sublandlord or any of Sublandlord’s agents, employees, contractors or invitees or (iii) the termination of this Sublease by reason of (x) a default by Sublandlord under the Primary Lease (provided such default is not directly caused by a default of Subtenant under this Sublease) and/or (y) any termination of the Primary Lease without the prior consent of Subtenant (which consent may be withheld by Subtenant in its sole and absolute discretion). Notwithstanding the foregoing or anything to the contrary in this Sublease, in no event shall Sublandlord be liable to Subtenant hereunder for, or be obligated to indemnify Subtenant against (x) any consequential, punitive or indirect damages or (y) any damages, claims, actions, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) to the extent caused by Subtenant’s gross negligence, willful misconduct or fraud.

25. Release.

Subtenant hereby releases Sublandlord or anyone claiming through or under Sublandlord by way of subrogation or otherwise to the extent that Sublandlord releases Landlord under the terms of the Primary Lease. Subtenant hereby releases Landlord or anyone claiming through or under Landlord by way of subrogation or otherwise to the extent that Sublandlord releases Landlord under the terms of the Primary Lease. Subtenant shall cause its insurance carriers to include any clauses or endorsements in favor of Sublandlord, Landlord, and any additional parties, which Sublandlord is required to provide under the provisions of the Primary Lease.

26. Notices.

All notices and other communications required or permitted under this Sublease shall be given in the same manner as in the Primary Lease. Notices shall be addressed to the addresses set out below:

To Subtenant at:	6 Concourse Pkwy, Suite 250, Atlanta, GA 30328
To Sublandlord at:	6750 West Loop South, Ste 395, Bellaire, TX 77401

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27. Brokers.

Sublandlord and Subtenant each represent to the other that it has not dealt with any other broker other than Crown Subtenant Advisors (“Subtenant’s Broker”) and Cushman and Wakefield (“Sublandlord’s Broker,” and collectively with Subtenant’s Broker, “Broker”) in connection with this Sublease and the transactions contemplated hereby. Townsend Interests, Inc. and Cushman Wakefield have a separate Co-Broker Agreement in connection with the is sublease. Sublandlord shall compensate (i) Subtenant’s Broker within sixty (60) days after execution of the sublease document per the listing agreement, and (ii) Sublandlord’s Broker in accordance with a separate written agreement. Sublandlord and Subtenant each indemnify and hold harmless the other from and against all claims, liabilities, damages, costs, and expenses (including without limitation reasonable attorneys’ fees and other charges) arising out of any claim, demand, or proceeding for commissions, fees, reimbursement for expenses, or other compensation by any person or entity who shall claim to have dealt with the indemnifying party in connection with the Sublease other than Broker. This Section 27 shall survive the expiration or earlier termination of this Sublease.

28. Entire Agreement.

This Sublease contains the entire agreement between the parties regarding the subject matter contained herein and all prior negotiations and agreements are merged herein. If any provisions of this Sublease are held to be invalid or unenforceable in any respect, the validity, legality, or enforceability of the remaining provisions of this Sublease shall remain unaffected.

29. Amendments and Modifications.

This Sublease may not be modified or amended in any manner other than by a written agreement signed by the party to be charged.

30. Successors and Assigns.

The covenants and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

31. Counterparts.

This Sublease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Sublease delivered by either facsimile or email shall be deemed to have the same legal effect as delivery of an original signed copy of this Sublease.

32. Defined Terms.

All capitalized terms not otherwise defined in this Sublease shall have the definitions contained in the Primary Lease.

33. Choice of Law.

This Sublease shall be governed by, and construed in accordance with, the laws of the State of Georgia, without regard to conflict of law rules.

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Sublease to be executed as of the Effective Date.

SUBLANDLORD:

ASSURE FERTILITY PARTNERS OF ATLANTA II, LLC, a Delaware limited liability company

By	/s/ Mark Kehoe
Name:	Mark Kehoe
Title:	COO

SUBTENANT:

BLOOM INVO, LLC, Delaware limited liability company

By	/s/ Andrea Goren
Name:	Andrea Goren
Title:	CFO

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